News Release

Contacts:   Laurie G. Hylton 617.672.8527

Daniel C. Cataldo 617.672.8952

Eaton Vance Corp.

Report for the Three Months and Fiscal Year Ended October 31, 2016

Boston, MA, November 22, 2016 – Eaton Vance Corp. (NYSE: EV) today reported earnings per diluted share of $2.12 for the fiscal year ended October 31, 2016, an increase of 10 percent from $1.92 of earnings per diluted share for the fiscal year ended October 31, 2015.

The Company had adjusted earnings per diluted share(1) of $2.13 for the fiscal year ended October 31, 2016, a decrease of 7 percent from $2.29 of adjusted earnings per diluted share for the fiscal year ended October 31, 2015. For the fiscal year ended October 31, 2016, adjusted earnings per diluted share differed from GAAP earnings by $0.01 as a result of the payment of $2.3 million of structuring fees in connection with the initial public offering of Eaton Vance High Income 2021 Target Term Trust in May. Adjusted earnings differed from GAAP earnings for the fiscal year ended October 31, 2015 as a result of the January 2015 payment of $73.0 million, or approximately $0.37 per diluted share, to terminate service and additional compensation arrangements in place with a major distribution partner for certain Eaton Vance closed-end funds.

The Company earned $0.57 per diluted share in the fourth quarter of fiscal 2016, an increase of 8 percent from $0.53 per diluted share in the fourth quarter of fiscal 2015 and an increase of 4 percent from $0.55 per diluted share in the third quarter of fiscal 2016.

The Company had adjusted earnings per diluted share of $0.57 in the fourth quarter of fiscal 2016, an increase of 8 percent from $0.53 of adjusted earnings per diluted share in the fourth quarter of fiscal 2015 and up 2 percent from $0.56 of adjusted earnings per diluted share in the third quarter of fiscal 2016. Adjusted earnings differed from GAAP earnings by $0.01 per diluted share in the third quarter of fiscal 2016 as a result of the $2.3 million of closed-end fund structuring fees mentioned above.

Gains (losses) and other investment income related to seed capital investments contributed $0.05 and $0.01 per diluted share for the fiscal years ended October 31, 2016 and October 31, 2015, respectively. Gains (losses) and other investment income related to seed capital investments increased earnings per diluted share by $0.01 in the fourth quarter and third quarter of fiscal 2016, and reduced earnings per diluted share by $0.01 in the fourth quarter of fiscal 2015.

Consolidated net inflows of $19.3 billion in the fiscal year ended October 31, 2016 represent a 6 percent annualized internal growth rate (consolidated net inflows divided by beginning of period consolidated assets under management). For comparison, the Company had consolidated net inflows of $16.7 billion and 6 percent internal growth for the fiscal year ended October 31, 2015.

() Although the Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), management believes that certain non-GAAP financial measures, while not a substitute for GAAP financial measures, may be effective indicators of the Company’s performance over time. Adjusted net income and adjusted earnings per diluted share reflect the add back of adjustments in connection with changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value (“non-controlling interest value adjustments”), closed-end fund structuring fees, payments to end closed-end fund service and additional compensation arrangements, and other items management deems non-recurring or non-operating, such as special dividends, costs associated with retiring debt and tax settlements. We provide disclosures of adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share to reflect the fact that our management and Board of Directors, as well as our outside investors, consider these adjusted numbers a measure of the Company’s underlying operating performance. Management believes adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share are important indicators of our operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and may provide a better baseline for analyzing trends in our underlying business. See reconciliation provided in Attachment 2 for more information on adjusting items.

Consolidated net inflows of $4.8 billion in the fourth quarter of fiscal 2016 represent a 6 percent annualized internal growth rate. This compares to net inflows of $4.6 billion in the fourth quarter of fiscal 2015 and net inflows of $7.1 billion in the third quarter of fiscal 2016.

“The positive organic growth Eaton Vance experienced in the first nine months of our fiscal year continued through the fourth quarter, as strong flows into Custom Beta strategies were supported by positive net sales of active strategies,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “Steady earnings progress over the course of the fiscal year positions the Company for continued improvement in fiscal 2017.”

Consolidated assets under management were $336.4 billion on October 31, 2016, up 8 percent from $311.4 billion of consolidated managed assets on October 31, 2015 and up 1 percent from $334.4 billion of consolidated managed assets on July 31, 2016. The year-over-year increase in consolidated assets under management reflects net inflows of $19.3 billion and market price appreciation of $5.8 billion. The sequential quarter increase in consolidated assets under management reflects net inflows of $4.8 billion partially offset by market price declines of $2.9 billion.

Average consolidated assets under management were $320.9 billion for the fiscal year ended October 31, 2016, an increase of 6 percent from $303.8 billion for the fiscal year ended October 31, 2015. Average consolidated assets under management were $338.9 billion in the fourth quarter of fiscal 2016, up 11 percent from $306.4 billion in the fourth quarter of fiscal 2015 and up 4 percent from $324.9 billion in the third quarter of fiscal 2016.

Excluding performance-based fees, annualized effective investment advisory and administrative fee rates on consolidated assets under management averaged 35.8 basis points in fiscal 2016, down 9 percent from 39.3 basis points in fiscal 2015. On the same basis, annualized effective investment advisory and administrative fee rates on consolidated assets under management averaged 35.1 basis points in the fourth quarter of fiscal 2016, down 7 percent from 37.7 basis points in the fourth quarter of fiscal 2015 and down 2 percent from 35.7 basis points in the third quarter of fiscal 2016. The decline in average advisory and administrative fee rates year-over-year primarily reflects shifts in the Company’s mix of business.

On October 21, 2016, the Company announced the signing of a definitive agreement to acquire the business assets of Calvert Investment Management, Inc. (“Calvert”), a subsidiary of Ameritas Holding Company.  Based in Maryland, Calvert is a recognized leader in responsible investing with approximately $12.3 billion of fund and separate account assets under management as of September 30, 2016. Completion of the transaction is expected on or about December 31, 2016 and is subject to certain customary closing conditions.

Attachments 5 and 6 summarize the Company’s asset flows by investment mandate and investment vehicle. Attachments 7, 8 and 9 summarize the Company’s ending consolidated assets under management by investment mandate, investment vehicle and investment affiliate. Attachment 10 shows the Company’s average annualized effective investment advisory and administrative fee rates by investment mandate.

As shown in Attachments 5 and 6, consolidated sales and other inflows were $125.1 billion for the fiscal year ended October 31, 2016, substantially unchanged from $124.8 billion for the fiscal year ended October 31, 2015. Consolidated sales and other inflows were $35.1 billion in the fourth quarter of fiscal 2016, up 14 percent from $30.9 billion in the fourth quarter of fiscal 2015 and up 11 percent from $31.6 billion in the third quarter of fiscal 2016.

Consolidated redemptions and other outflows were $105.8 billion for the fiscal year ended October 31, 2016, down 2 percent from $108.1 billion for the fiscal year ended October 31, 2015. Consolidated redemptions and other outflows were $30.2 billion in the fourth quarter of fiscal 2016, up 15 percent from $26.3 billion in the fourth quarter of fiscal 2015 and up 23 percent from $24.5 billion in the third quarter of fiscal 2016.

As of October 31, 2016, the Company’s 49 percent-owned affiliate Hexavest, Inc. (“Hexavest”) managed $13.7 billion of client assets, down 1 percent from $13.9 billion of managed assets on October 31, 2015 and down 5 percent from $14.4 billion of managed assets on July 31, 2016. Hexavest-managed funds and separate accounts had net outflows of $1.1 billion in fiscal 2016 and $2.7 billion in fiscal 2015. Hexavest net outflows were $0.1 billion in the fourth quarter of fiscal 2016 and $0.5 billion in both the fourth quarter of fiscal 2015 and in the third quarter of fiscal 2016.  Attachment 11 summarizes assets under management and asset flow information for Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is adviser or sub-adviser, the managed assets and flows of Hexavest are not included in Eaton Vance consolidated totals.

Financial Highlights
	Three Months Ended
	(in thousands, except per share figures)
	October 31,	July 31,	October 31,
	2016	2016	2015
Revenue	$346,846	$341,168	$341,458
Expenses	235,696	234,443	230,525
Operating income	111,150	106,725	110,933
Operating margin	32.0%	31.3%	32.5%
Non-operating expense	(6,505)	(4,131)	(13,663)
Income taxes	(40,837)	(39,781)	(39,113)
Equity in net income of affiliates, net of tax	2,488	2,961	2,658
Net income	66,296	65,774	60,815
Net income attributable to non-controlling
and other beneficial interests	(1,241)	(2,875)	1,388
Net income attributable to
Eaton Vance Corp. shareholders	$65,055	$62,899	$62,203
Adjusted net income attributable to Eaton
Vance Corp. shareholders(1)	$65,132	$64,290	$61,796
Earnings per diluted share	$0.57	$0.55	$0.53
Adjusted earnings per diluted share(1)	$0.57	$0.56	$0.53

Full Year Fiscal 2016 vs. Full Year Fiscal 2015

In fiscal 2016, revenue decreased 4 percent to $1.3 billion from revenue of $1.4 billion in fiscal 2015. Investment advisory and administrative fees were down 4 percent, as the impact of lower average effective fee rates, driven by product mix, more than offset a 6 percent increase in average consolidated assets under management. Performance fees contributed $3.4 million in fiscal 2016 and $3.7 million in fiscal 2015. Distribution and service fee revenues collectively were down 7 percent, reflecting lower managed assets in fund share classes that are subject to these fees.

Operating expenses decreased 7 percent to $0.9 billion in fiscal 2016 from $1.0 billion in fiscal 2015. Lower distribution and service fee expenses were partially offset by increases in compensation, amortization of deferred sales commissions and other operating expenses. The decrease in service fee expense reflects lower average assets under management in funds subject to service fee payments. The decrease in distribution expense primarily reflects lower closed-end fund-related distribution expense following the fiscal 2015 first quarter payment of $73.0 million to terminate service and additional compensation arrangements in place with a major distribution partner. The increase in compensation expense reflects higher salaries and benefits attributable to an increase in headcount, higher stock-based compensation accruals and other compensation costs, offset by lower operating income-based and sales-based incentive accruals.  The 4 percent increase in other operating expenses reflects higher information technology, travel and other expenses, partially offset by lower professional services, communications and facilities-related expenses. The increase in amortization of deferred sales commissions largely reflects an increase in private fund commission amortization, offset by decreases in Class B share and Class C share amortization. Fund-related expenses in fiscal 2016 were substantially unchanged from fiscal 2015.

Expenses in connection with the Company’s NextSharesTM exchange-traded managed funds (“NextShares”) initiative totaled $8.0 million in fiscal 2016, an increase of 8 percent from $7.4 million in fiscal 2015.

Operating income increased 3 percent to $414.3 million in fiscal 2016 from $400.4 million in fiscal 2015. Operating margin increased to 30.8 percent in fiscal 2016 from 28.5 percent in fiscal 2015.  As shown in Attachment 2, adjusted operating margin decreased to 31.0 percent in fiscal 2016 from 33.7 percent in fiscal 2015.

Non-operating expense totaled $6.2 million in fiscal 2016 and $31.1 million in fiscal 2015. The year-over-year reduction in non-operating expense primarily reflects an increase of $12.4 million in gains and other investment income related to the Company’s investments in sponsored products and a $12.5 million favorable change in income (expense) of the Company’s consolidated CLO entities. The Company deconsolidated its last consolidated CLO entity in the fourth quarter of fiscal 2016.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 37.6 percent in fiscal 2016 and 38.8 percent in fiscal 2015.

Equity in net income of affiliates decreased to $10.3 million in fiscal 2016 from $12.0 million in fiscal 2015. Equity in net income of affiliates in fiscal 2016 included $10.0 million from the Company’s investment in Hexavest and $0.4 million from a private equity partnership. Equity in net income of affiliates in fiscal 2015 included $10.9 million from the Company’s investment in Hexavest, $0.3 million from the Company’s investments in sponsored funds and $0.8 million from a private equity partnership.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $23.5 million in fiscal 2016 and $7.9 million in fiscal 2015.

Fourth Quarter Fiscal 2016 vs. Fourth Quarter Fiscal 2015

In the fourth quarter of fiscal 2016, revenue increased 2 percent to $346.8 million from $341.5 million in the fourth quarter of fiscal 2015. Investment advisory and administrative fees were up 3 percent, as an 11 percent increase in average consolidated assets under management more than offset lower average effective fee rates and reduced performance fees. Performance fees contributed $0.6 million in the fourth quarter of fiscal 2016 and $2.0 million in the fourth quarter of fiscal 2015.  Distribution and service fee revenues collectively were down 5 percent, reflecting lower managed assets in fund share classes that are subject to these fees.

Operating expenses increased 2 percent to $235.7 million in the fourth quarter of fiscal 2016 from $230.5 million in the fourth quarter of fiscal 2015. Increases in compensation and fund-related expenses were partially offset by decreases in distribution expense, amortization of deferred sales commissions and other operating expenses. The increase in compensation expense reflects higher salaries and benefits associated with an increase in headcount, higher operating income-based and sales-based incentive accruals, and higher stock-based compensation. The increase in fund-related expenses reflects higher sub-advisory fees paid and increased fund expenses borne by the Company on funds for which it earns an all-in fee.  The decrease in distribution expense reflects lower marketing and promotion costs. Other operating expenses decreased 2 percent, reflecting lower professional services, communications and facilities expenses, partially offset by higher travel and other expenses.

NextShares-related expenses decreased 11 percent to $2.0 million in the fourth quarter of fiscal 2016 from $2.3 million in the fourth quarter of fiscal 2015.

Operating income of $111.2 million in the fourth quarter of fiscal 2016 was substantially unchanged from $110.9 million in the fourth quarter of fiscal 2015. Operating margin decreased to 32.0 percent in the fourth quarter of fiscal 2016 from 32.5 percent in the fourth quarter of fiscal 2015.

Non-operating expense totaled $6.5 million in the fourth quarter of fiscal 2016 compared with non-operating expense of $13.7 million in the fourth quarter of fiscal 2015. The year-over-year reduction in non-operating expense primarily reflects a favorable change of $5.0 million in gains and other investment income related to the Company’s investments in sponsored products and a $2.2 million favorable change in income (expense) of the Company’s consolidated CLO entity.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 39.0 percent in the fourth quarter of fiscal 2016 and 40.2 percent in the fourth quarter of fiscal 2015.

Equity in net income of affiliates decreased to $2.5 million in the fourth quarter of fiscal 2016 from $2.7 million in the fourth quarter of fiscal 2015.  Equity in net income of affiliates in the fourth quarter of fiscal 2016 included $2.3 million from the Company’s investment in Hexavest and $0.2 million from a private equity partnership. Equity in net income of affiliates in the fourth quarter of fiscal 2015 included $2.4 million from the Company’s investment in Hexavest, $0.2 million from the Company’s investments in sponsored funds and $0.1 million from a private equity partnership.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $1.2 million in the fourth quarter of fiscal 2016 compared with a net loss attributable to non-controlling and other beneficial interests of $1.4 million in the fourth quarter of fiscal 2015.

Fourth Quarter Fiscal 2016 vs. Third Quarter Fiscal 2016

In the fourth quarter of fiscal 2016, revenue increased 2 percent to $346.8 million from $341.2 million in the third quarter of fiscal 2016. Investment advisory and administrative fees were up 2 percent, reflecting a 4 percent increase in average consolidated assets under management, a 2 percent decline in average effective fee rates and reduced performance fees. Performance fees contributed $0.6 million in the fourth quarter of fiscal 2016 and $2.7 million in the third quarter of fiscal 2016. Distribution and service fee revenues were substantially unchanged.

Operating expenses increased 1 percent in the fourth quarter of fiscal 2016 from the third quarter of fiscal 2016. Increases in compensation, service fee expense and fund-related expenses were mostly offset by lower distribution and other expenses. The increase in compensation reflects higher salaries and benefits related to increased headcount and higher operating income-based and sales-based incentive accruals, partially offset by lower stock-based compensation. The increase in service fee expense reflects higher average assets under management in fund share classes subject to service fee payments. The increase in fund-related expenses primarily reflects increases in sub-advisory fees paid and higher expenses borne by the Company on funds for which it earns an all-in fee. The decrease in distribution expense primarily reflects the $2.3 million of structuring fees paid in connection with the May 2016 closed-end fund offering. Other operating expenses decreased 3 percent, primarily due to lower communications, information technology and other expenses, partially offset by higher travel expenses.

NextShares-related expenses decreased 15 percent to $2.0 million in the fourth quarter of fiscal 2016 from $2.4 million in the third quarter of fiscal 2016.

Operating income was up 4 percent to $111.2 million in the fourth quarter of fiscal 2016 from $106.7 million in the third quarter of fiscal 2016. Operating margin increased to 32.0 percent in the fourth quarter of fiscal 2016 from 31.3 percent in the third quarter of fiscal 2016. Adjusted to remove the structuring fees paid in connection with the May 2016 closed-end fund offering, operating income in the fourth quarter of fiscal 2016 was up 2 percent from the third quarter of fiscal 2016 and operating margin in the current quarter was unchanged.

Non-operating expense totaled $6.5 million in the fourth quarter of fiscal 2016 compared with $4.1 million of non-operating expense in the third quarter of fiscal 2016, reflecting a $0.5 million decline in gains and other investment income related to the Company’s investments in sponsored products and a $1.8 million decrease in income (expense) of the Company’s consolidated CLO entity.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 39.0 percent in the fourth quarter of fiscal 2016 and 38.8 percent in the third quarter of fiscal 2016.

Equity in net income of affiliates decreased to $2.5 million in the fourth quarter of fiscal 2016 from $3.0 million in the third quarter of fiscal 2016. In the fourth quarter of fiscal 2016, $2.3 million of equity in net income of affiliates was from the Company’s investment in Hexavest and $0.2 million of net income was from a private equity partnership. In the third quarter of fiscal 2016, substantially all of the $3.0 million in equity in net income of affiliates related to the Company’s investment in Hexavest.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $1.2 million in the fourth quarter of fiscal 2016 and $2.9 million in the third quarter of fiscal 2016.

Balance Sheet Information

Cash and cash equivalents totaled $424.2 million on October 31, 2016, with no outstanding borrowings against the Company’s $300 million credit facility. Included within investments is $85.8 million of holdings of short-term debt securities with maturities between 90 days and one year. During fiscal 2016, the Company used $253.0 million to repurchase and retire approximately 7.3 million shares of its Non-Voting Common Stock under its repurchase authorizations. Of the current 8.0 million share repurchase authorization, approximately 2.9 million shares remain available. The Company deconsolidated its last consolidated CLO entity in the fourth quarter of fiscal 2016.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM eastern time today to discuss the financial results for the three months and fiscal year ended October 31, 2016. To participate in the conference call, please dial 866-521-4909 (domestic) or 647-427-2311 (international) and refer to “Eaton Vance Corp. Fourth Fiscal Quarter Earnings.” A webcast of the conference call can also be accessed via Eaton Vance’s website, eatonvance.com.

A replay of the call will be available for one week by dialing 855-859-2056 (domestic) or 404-537-3406 (international) or by accessing Eaton Vance’s website, eatonvance.com. To listen to the replay, enter the conference ID number 17569828 when instructed.

About Eaton Vance Corp.

Eaton Vance is a leading global asset manager whose history dates to 1924. With offices in North America, Europe, Asia and Australia, Eaton Vance and its affiliates offer individuals and institutions a broad array of investment strategies and wealth management solutions. The Company’s long record of providing exemplary service, timely innovation and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors. For more information about Eaton Vance, visit eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

							Attachment 1
Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

	Three Months Ended					Fiscal Year Ended
				%	%
				Change	Change
				Q4 2016	Q4 2016
	October 31,	July 31,	October 31,	vs.	vs.	October 31,	October 31,	%
	2016	2016	2015	Q3 2016	Q4 2015	2016	2015	Change
Revenue:

Investment advisory and administrative fees	$298,459	$292,814	$290,804	2%	3%	$1,151,198	$1,196,866	(4)%
Distribution and underwriter fees	18,606	18,883	19,446	(1)	(4)	74,822	80,815	(7)
Service fees	27,481	27,150	28,875	1	(5)	107,684	116,448	(8)
Other revenue	2,300	2,321	2,333	(1)	(1)	9,156	9,434	(3)
Total revenue	346,846	341,168	341,458	2	2	1,342,860	1,403,563	(4)
Expenses:

Compensation and related costs	125,259	121,827	119,160	3	5	491,115	483,827	2
Distribution expense	29,658	31,616	30,506	(6)	(3)	117,996	198,155	(40)
Service fee expense	25,458	24,831	25,547	3	-	98,494	106,663	(8)
Amortization of deferred sales commissions	3,589	3,861	3,785	(7)	(5)	15,451	14,972	3
Fund-related expenses	9,766	8,939	8,802	9	11	35,899	35,886	-
Other expenses	41,966	43,369	42,725	(3)	(2)	169,637	163,613	4
Total expenses	235,696	234,443	230,525	1	2	928,592	1,003,116	(7)
Operating income	111,150	106,725	110,933	4	-	414,268	400,447	3
Non-operating income (expense):
Gains (losses) and other investment
income, net	2,645	3,137	(2,330)	(16)	NM	12,411	(31)	NM
Interest expense	(7,386)	(7,342)	(7,340)	1	1	(29,410)	(29,357)	-
Other income (expense) of consolidated
collateralized loan obligation
("CLO") entities:
Gains (losses) and other investment
income, net	2,415	4,467	(192)	(46)	NM	24,069	5,092	373
Interest and other expense	(4,179)	(4,393)	(3,801)	(5)	10	(13,286)	(6,767)	96
Total non-operating expense	(6,505)	(4,131)	(13,663)	57	(52)	(6,216)	(31,063)	(80)

Income before income taxes and equity
in net income of affiliates	104,645	102,594	97,270	2	8	408,052	369,384	10
Income taxes	(40,837)	(39,781)	(39,113)	3	4	(153,630)	(143,214)	7
Equity in net income of affiliates, net of tax	2,488	2,961	2,658	(16)	(6)	10,335	12,021	(14)
Net income	66,296	65,774	60,815	1	9	264,757	238,191	11
Net income attributable to non-controlling
and other beneficial interests	(1,241)	(2,875)	1,388	(57)	NM	(23,450)	(7,892)	197
Net income attributable to
Eaton Vance Corp. shareholders	$65,055	$62,899	$62,203	3	5	$241,307	$230,299	5

Earnings per share:
Basic	$0.59	$0.57	$0.55	4	7	$2.20	$2.00	10
Diluted	$0.57	$0.55	$0.53	4	8	$2.12	$1.92	10

Weighted average shares outstanding:
Basic	109,341	109,533	112,040	-	(2)	109,914	113,318	(3)
Diluted	114,074	113,810	115,949	-	(2)	113,982	118,155	(4)

Dividends declared per share	$0.280	$0.265	$0.265	6	6	$1.075	$1.015	6

						Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp.
shareholders to adjusted net income attributable to Eaton Vance Corp.
shareholders and earnings per diluted share to adjusted earnings per diluted share

	Three Months Ended					Fiscal Year Ended
				% Change	% Change
	October 31,	July 31,	October 31,	Q4 2016 vs.	Q4 2016 vs.	October 31,	October 31,	%
(in thousands, except per share figures)	2016	2016	2015	Q3 2016	Q4 2015	2016	2015	Change
Net income attributable to Eaton
Vance Corp. shareholders	$65,055	$62,899	$62,203	3%	5%	$241,307	$230,299	5%

Non-controlling interest value adjustments	77	(10)	(407)	NM	NM	200	(204)	NM

Closed-end fund structuring fees,
net of tax(1)	-	1,401	-	NM	-	1,401	-	NM

Payments to end certain closed-end fund
service and additional compensation
arrangements, net of tax(2)	-	-	-	-	-	-	44,895	NM
Adjusted net income attributable
to Eaton Vance Corp.
shareholders	$65,132	$64,290	$61,796	1	5	$242,908	$274,990	(12)

Earnings per diluted share	$0.57	$0.55	$0.53	4	8	$2.12	$1.92	10

Non-controlling interest value adjustments	-	-	-	-	-	-	-	-

Closed-end fund structuring fees, net of tax	-	0.01	-	NM	-	0.01	-	NM

Payments to end certain closed-end fund
service and additional compensation
arrangements, net of tax	-	-	-	-	-	-	0.37	NM

Adjusted earnings per diluted share	$0.57	$0.56	$0.53	2	8	$2.13	$2.29	(7)

Eaton Vance Corp.
Reconciliation of operating income and operating margin
to adjusted operating income and adjusted operating margin

	Three Months Ended					Fiscal Year Ended
				% Change	% Change
	October 31,	July 31,	October 31,	Q4 2016 vs.	Q4 2016 vs.	October 31,	October 31,	%
(in thousands)	2016	2016	2015	Q3 2016	Q4 2015	2016	2015	Change
Operating income	$111,150	$106,725	$110,933	4%	-%	$414,268	$400,447	3%

Closed-end fund structuring fees(1)	-	2,291	-	NM	-	2,291	-	NM

Payments to end certain closed-end fund
service and additional compensation
arrangements(2)	-	-	-	-	-	-	73,000	NM

Adjusted operating income	$111,150	$109,016	$110,933	2	-	$416,559	$473,447	(12)

Operating margin	32.0%	31.3%	32.5%	2	(2)	30.8%	28.5%	8

Closed-end fund structuring fees	-	0.7	-	NM	-	0.2	-	NM

Payments to end certain closed-end fund
service and additional compensation
arrangements	-	-	-	-	-	-	5.2	NM

Adjusted operating margin	32.0%	32.0%	32.5%	-	(2)	31.0%	33.7%	(8)

(1) Reflects structuring fees of $2.3 million paid in connection with the May 2016 initial public offering of Eaton Vance High Income 2021 Target Term Trust, net of the
associated impact to taxes of $0.9 million calculated using the Company's effective tax rate.
(2) Reflects a $73.0 million payment to terminate service and additional compensation arrangements in place with a major distribution partner for certain Eaton Vance closed-end funds, net of the associated impact to taxes of $28.1 million calculated using the Company's effective tax rate.

						Attachment 3
Eaton Vance Corp.
Components of net income attributable
to non-controlling and other beneficial interests

	Three Months Ended					Fiscal Year Ended
				% Change	% Change
	October 31,	July 31,	October 31,	Q4 2016 vs.	Q4 2016 vs.	October 31,	October 31,	%
(in thousands)	2016	2016	2015	Q3 2016	Q4 2015	2016	2015	Change

Consolidated sponsored funds	$(370)	$343	$(526)	NM %	(30)%	$(43)	$(1,752)	(98)%

Majority-owned subsidiaries	3,775	3,233	3,931	17	(4)	13,525	15,673	(14)

Non-controlling interest value adjustments	77	(9)	(407)	NM	NM	200	(204)	NM

Consolidated CLO entities	(2,241)	(692)	(4,386)	224	(49)	9,768	(5,825)	NM

Net income (loss) attributable to non-
controlling and other beneficial interests	$1,241	$2,875	$(1,388)	(57)	NM	$23,450	$7,892	197

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	October 31,	October 31,
	2016	2015
Assets

Cash and cash equivalents	$424,174	$465,558
Investment advisory fees and other receivables	186,172	187,753
Investments	589,773	507,020
Assets of consolidated CLO entity:
Cash and cash equivalents	-	162,704
Bank loan investments	-	304,250
Other assets	-	128
Deferred sales commissions	27,076	25,161
Deferred income taxes	73,295	42,164
Equipment and leasehold improvements, net	44,427	44,943
Intangible assets, net	46,809	55,433
Goodwill	248,091	237,961
Loan to affiliate	5,000	-
Other assets	87,759	83,396
Total assets	$1,732,576	$2,116,471

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$173,485	$178,875
Accounts payable and accrued expenses	59,927	65,249
Dividend payable	36,525	32,923
Debt	573,967	573,811
Liabilities of consolidated CLO entity:
Senior and subordinated note obligations	-	397,039
Other liabilities	-	70,814
Other liabilities	75,069	86,891
Total liabilities	918,973	1,405,602
Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	109,028	88,913
Total temporary equity	109,028	88,913

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 442,932 and 415,078 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 113,545,008 and 115,470,485 shares, respectively	444	451
Additional paid-in capital	-	-
Notes receivable from stock option exercises	(12,074)	(11,143)
Accumulated other comprehensive loss	(57,583)	(48,586)
Appropriated deficit	-	(5,338)
Retained earnings	773,000	684,845
Total Eaton Vance Corp. shareholders' equity	703,789	620,231
Non-redeemable non-controlling interests	786	1,725
Total permanent equity	704,575	621,956
Total liabilities, temporary equity and permanent equity	$1,732,576	$2,116,471

				Attachment 5
Eaton Vance Corp.
Consolidated Assets Under Management and Net Flows by Investment Mandate(1)
(in millions)

	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2016	2016	2015	2016	2015
Equity assets – beginning of period(2)	$91,837	$88,553	$93,366	$90,013	$96,379
Sales and other inflows	3,836	3,764	4,412	15,337	18,082
Redemptions/outflows	(3,799)	(3,441)	(5,117)	(15,803)	(22,993)
Net flows	37	323	(705)	(466)	(4,911)
Exchanges	(14)	(26)	10	(32)	50
Market value change	(1,870)	2,987	(2,658)	475	(1,505)
Equity assets – end of period	$89,990	$91,837	$90,013	$89,990	$90,013
Fixed income assets – beginning of period(3)	59,274	56,259	51,266	52,373	46,062
Sales and other inflows	4,713	5,109	4,519	20,429	18,516
Redemptions/outflows	(3,038)	(2,707)	(3,167)	(13,011)	(11,325)
Net flows	1,675	2,402	1,352	7,418	7,191
Exchanges	(21)	(3)	-	23	52
Market value change	(415)	616	(245)	699	(932)
Fixed income assets – end of period	$60,513	$59,274	$52,373	$60,513	$52,373
Floating-rate income assets – beginning of period	32,483	32,773	37,220	35,619	42,009
Sales and other inflows	1,835	2,009	2,615	7,237	9,336
Redemptions/outflows	(2,426)	(2,507)	(3,434)	(11,081)	(14,376)
Net flows	(591)	(498)	(819)	(3,844)	(5,040)
Exchanges	28	6	(12)	(16)	(136)
Market value change	272	202	(770)	433	(1,214)
Floating-rate income assets – end of period	$32,192	$32,483	$35,619	$32,192	$35,619
Alternative assets – beginning of period	9,961	9,719	10,333	10,173	11,241
Sales and other inflows	1,168	1,182	868	4,184	3,219
Redemptions/outflows	(513)	(1,009)	(816)	(3,474)	(3,892)
Net flows	655	173	52	710	(673)
Exchanges	(3)	(1)	(2)	(2)	24
Market value change	74	70	(210)	(194)	(419)
Alternative assets – end of period	$10,687	$9,961	$10,173	$10,687	$10,173
Portfolio implementation assets – beginning of period	72,428	66,132	59,234	59,487	48,008
Sales and other inflows	3,079	5,857	3,541	19,882	18,034
Redemptions/outflows	(3,202)	(2,946)	(1,866)	(10,455)	(7,217)
Net flows	(123)	2,911	1,675	9,427	10,817
Exchanges	11	-	-	(3)	-
Market value change	(890)	3,385	(1,422)	2,515	662
Portfolio implementation assets – end of period	$71,426	$72,428	$59,487	$71,426	$59,487
Exposure management assets – beginning of period	68,407	65,235	61,137	63,689	54,036
Sales and other inflows	20,458	13,663	14,918	57,988	57,586
Redemptions/outflows	(17,268)	(11,912)	(11,895)	(51,929)	(48,286)
Net flows	3,190	1,751	3,023	6,059	9,300
Market value change	(25)	1,421	(471)	1,824	353
Exposure management assets – end of period	$71,572	$68,407	$63,689	$71,572	$63,689
Total assets under management – beginning of period	334,390	318,671	312,556	311,354	297,735
Sales and other inflows	35,089	31,584	30,873	125,057	124,773
Redemptions/outflows	(30,246)	(24,522)	(26,295)	(105,753)	(108,089)
Net flows	4,843	7,062	4,578	19,304	16,684
Exchanges	1	(24)	(4)	(30)	(10)
Market value change	(2,854)	8,681	(5,776)	5,752	(3,055)
Total assets under management – end of period	$336,380	$334,390	$311,354	$336,380	$311,354

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes balanced and multi-asset mandates.
(3) Includes cash management mandates.

				Attachment 6
Eaton Vance Corp.
Consolidated Assets Under Management and Net Flows by Investment Vehicle(1)
(in millions)

	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2016	2016	2015	2016	2015
Fund assets – beginning of period(2)	$126,359	$122,902	$130,211	$125,934	$134,564
Sales and other inflows	7,083	7,571	8,644	29,890	32,029
Redemptions/outflows	(6,594)	(6,385)	(9,632)	(29,535)	(36,330)
Net flows	489	1,186	(988)	355	(4,301)
Exchanges	(10)	(24)	(4)	(94)	181
Market value change	(1,116)	2,295	(3,285)	(473)	(4,510)
Fund assets – end of period	$125,722	$126,359	$125,934	$125,722	$125,934
Institutional separate account assets –
beginning of period	134,580	126,620	118,086	119,987	106,443
Sales and other inflows	23,135	19,501	17,889	74,476	75,568
Redemptions/outflows	(20,873)	(15,225)	(14,247)	(62,945)	(61,569)
Net flows	2,262	4,276	3,642	11,531	13,999
Exchanges	-	-	-	420	(208)
Market value change	(391)	3,684	(1,741)	4,513	(247)
Institutional separate account assets –
end of period	$136,451	$134,580	$119,987	$136,451	$119,987
High-net-worth separate account assets –
beginning of period	25,823	24,565	24,492	24,516	22,235
Sales and other inflows	1,249	903	1,013	5,832	4,816
Redemptions/outflows	(844)	(803)	(641)	(4,841)	(2,933)
Net flows	405	100	372	991	1,883
Exchanges	28	1	(5)	(309)	(99)
Market value change	(450)	1,157	(343)	608	497
High-net-worth separate account assets –
end of period	$25,806	$25,823	$24,516	$25,806	$24,516
Retail managed account assets – beginning of period	47,628	44,584	39,767	40,917	34,493
Sales and other inflows	3,622	3,609	3,327	14,859	12,360
Redemptions/outflows	(1,935)	(2,109)	(1,775)	(8,432)	(7,257)
Net flows	1,687	1,500	1,552	6,427	5,103
Exchanges	(17)	(1)	5	(47)	116
Market value change	(897)	1,545	(407)	1,104	1,205
Retail managed account assets – end of period	$48,401	$47,628	$40,917	$48,401	$40,917
Total assets under management – beginning of period	334,390	318,671	312,556	311,354	297,735
Sales and other inflows	35,089	31,584	30,873	125,057	124,773
Redemptions/outflows	(30,246)	(24,522)	(26,295)	(105,753)	(108,089)
Net flows	4,843	7,062	4,578	19,304	16,684
Exchanges	1	(24)	(4)	(30)	(10)
Market value change	(2,854)	8,681	(5,776)	5,752	(3,055)
Total assets under management – end of period	$336,380	$334,390	$311,354	$336,380	$311,354

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes assets in cash management funds.

				Attachment 7
Eaton Vance Corp.
Consolidated Assets Under Management by Investment Mandate (1)
(in millions)

	October 31,	July 31,	%	October 31,	%
	2016	2016	Change	2015	Change
Equity(2)	$89,990	$91,837	-2%	$90,013	0%
Fixed income(3)	60,513	59,274	2%	52,373	16%
Floating-rate income	32,192	32,483	-1%	35,619	-10%
Alternative	10,687	9,961	7%	10,173	5%
Portfolio implementation	71,426	72,428	-1%	59,487	20%
Exposure management	71,572	68,407	5%	63,689	12%
Total	$336,380	$334,390	1%	$311,354	8%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes balanced and multi-asset mandates.
(3) Includes cash management mandates.

				Attachment 8
Eaton Vance Corp.
Consolidated Assets Under Management by Investment Vehicle (1)
(in millions)

	October 31,	July 31,	%	October 31,	%
	2016	2016	Change	2015	Change
Open-end funds(2)	$74,721	$74,699	0%	$74,838	0%
Private funds(3)	27,430	27,661	-1%	26,647	3%
Closed-end funds(4)	23,571	23,999	-2%	24,449	-4%
Institutional separate account assets	136,451	134,580	1%	119,987	14%
High-net-worth separate account assets	25,806	25,823	0%	24,516	5%
Retail managed separate account assets	48,401	47,628	2%	40,917	18%
Total	$336,380	$334,390	1%	$311,354	8%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes assets in NextShares funds.
(3) Includes privately offered equity, fixed income and floating-rate income funds and CLO entities.
(4) Includes unit investment trusts.

				Attachment 9
Eaton Vance Corp.
Consolidated Assets Under Management by Investment Affiliate (1)
(in millions)

	October 31,	July 31,	%	October 31,	%
	2016	2016	Change	2015	Change
Eaton Vance Management(2)	$143,809	$143,688	0%	$141,415	2%
Parametric	174,084	171,571	1%	152,506	14%
Atlanta Capital	18,487	19,131	-3%	17,433	6%
Total	$336,380	$334,390	1%	$311,354	8%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes managed assets of wholly owned subsidiaries and Eaton Vance-sponsored funds and accounts managed by Hexavest and unaffiliated third-party advisers under Eaton Vance supervision.

							Attachment 10
Eaton Vance Corp.
Average Annualized Effective Investment Advisory and Administrative Fee Rates by Investment Mandate (1)
(in basis points on average managed assets)

	Three Months Ended					Fiscal Year Ended
				% Change	% Change
	October 31,	July 31,	October 31,	Q4 2016 vs.	Q4 2016 vs.	October 31,	October 31,	%
	2016	2016	2015	Q3 2016	Q4 2015	2016	2015	Change
Equity	63.5	62.9	63.2	1%	0%	62.8	64.1	-2%
Fixed income	39.2	39.8	41.8	-2%	-6%	39.9	42.8	-7%
Floating-rate income	52.0	51.7	53.1	1%	-2%	51.8	53.2	-3%
Alternative	64.0	63.8	62.6	0%	2%	63.1	62.8	0%
Portfolio implementation	14.5	14.8	15.2	-2%	-5%	14.9	15.5	-4%
Exposure management	4.9	5.2	5.4	-6%	-9%	5.1	5.4	-6%
Total	35.1	35.7	37.7	-2%	-7%	35.8	39.3	-9%

(1) Excludes performance fees received, which were $0.6 million, $2.7 million and $2.0 million for the three months ended October 31, 2016, July 31, 2016, and October 31, 2015, respectively, and $3.4 million and $3.7 million for the fiscal years ended October 31, 2016 and October 31, 2015, respectively.

Attachment 11
Eaton Vance Corp.
Hexavest Inc. Assets Under Management and Net Flows
(in millions)

	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2016	2016	2015	2016	2015
Eaton Vance distributed:
Eaton Vance sponsored funds – beginning of period(1)	$231	$226	$239	$229	$227
Sales and other inflows	10	1	1	22	22
Redemptions/outflows	(1)	(7)	(5)	(33)	(21)
Net flows	9	(6)	(4)	(11)	1
Market value change	(9)	11	(6)	13	1
Eaton Vance sponsored funds – end of period	$231	$231	$229	$231	$229
Eaton Vance distributed separate accounts –
beginning of period(2)	$2,658	$2,557	$2,362	$2,440	$2,367
Sales and other inflows	77	28	140	131	535
Redemptions/outflows	(142)	(59)	(14)	(236)	(488)
Net flows	(65)	(31)	126	(105)	47
Market value change	(101)	132	(48)	157	26
Eaton Vance distributed separate accounts –
end of period	$2,492	$2,658	$2,440	$2,492	$2,440
Total Eaton Vance distributed – beginning of period	$2,889	$2,783	$2,601	$2,669	$2,594
Sales and other inflows	87	29	141	153	557
Redemptions/outflows	(143)	(66)	(19)	(269)	(509)
Net flows	(56)	(37)	122	(116)	48
Market value change	(110)	143	(54)	170	27
Total Eaton Vance distributed – end of period	$2,723	$2,889	$2,669	$2,723	$2,669
Hexavest directly distributed – beginning of period(3)	$11,522	$11,435	$12,208	$11,279	$14,101
Sales and other inflows	375	308	75	985	786
Redemptions/outflows	(413)	(734)	(699)	(1,919)	(3,503)
Net flows	(38)	(426)	(624)	(934)	(2,717)
Market value change	(463)	513	(305)	676	(105)
Hexavest directly distributed – end of period	$11,021	$11,522	$11,279	$11,021	$11,279
Total Hexavest managed assets – beginning of period	$14,411	$14,218	$14,809	$13,948	$16,695
Sales and other inflows	462	337	216	1,138	1,343
Redemptions/outflows	(556)	(800)	(718)	(2,188)	(4,012)
Net flows	(94)	(463)	(502)	(1,050)	(2,669)
Market value change	(573)	656	(359)	846	(78)
Total Hexavest managed assets – end of period	$13,744	$14,411	$13,948	$13,744	$13,948

(1)	Managed assets and flows of Eaton Vance-sponsored pooled investment vehicles for which Hexavest is adviser or sub-adviser. Eaton Vance receives management revenue (and in some cases also distribution revenue) on these assets, which are included in the Eaton Vance consolidated results in Attachments 5 through 9.
(2)	Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution revenue, but not investment advisory fees, on these assets, which are not included in the Eaton Vance consolidated results in Attachments 5 through 9.
(3)	Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no investment advisory or distribution revenue on these assets, which are not included in the Eaton Vance consolidated results in Attachments
5 through 9.